EXHIBIT (J)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Trustees

ING Variable Portfolios, Inc., ING VP Balanced Portfolio, Inc., ING Variable Funds,

ING VP Intermediate Bond Portfolio, ING Strategic Allocation Portfolios, Inc.,

and ING VP Money Market Portfolio:

We consent to the use of our reports, incorporated herein by reference, dated February 27, 2006, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 26, 2006